News Release from Titan International, Inc.         NYSE: TWI

FOR IMMEDIATE RELEASE

March 18, 2020

Contact: Todd Shoot
SVP, Investor Relations / Treasurer        (217) 221-4416

TITAN INTERNATIONAL, INC. PROVIDES
FIRST QUARTER FINANCIAL OUTLOOK

QUINCY, Ill.— Titan International, Inc. (“Titan”) today announced its first quarter 2021 financial outlook.

Titan believes a further update to 2021 expectations is warranted to provide investors with additional information regarding our improving financial performance expectations. Titan currently forecasts first quarter 2021 EBITDA ranging between $23 million to $25 million, excluding currency impacts. Net sales for the first quarter are projected to be in a range of approximately $395 million to $405 million, which represents an improvement of approximately 16% to 19% from first quarter 2020 net sales.

“The primary end-markets we serve, especially Agriculture, continue to evolve in a positive direction. Therefore, we understand it is important to our stakeholders for us to provide further commentary on our current near-term outlook,” stated Paul Reitz, President and Chief Executive Officer. “We finished late-2020 with a strong surge in demand and that momentum has continued to gain further traction to start 2021. This year is clearly on a better path and the actions that we took during 2020 through the pandemic will serve us well in this year of growth. The world is a volatile, and an increasingly uncertain place, and we continue to manage challenges throughout our global business. We are aggressively hiring and training to extend capacity to deliver product to meet current strong demand, while our ability to continue to hire throughout the remainder of 2021 is a key factor in forecasting our sales levels. Also, raw materials and certain production costs continue to rise. We remain confident in our ability to increase prices to offset these costs in a timely manner. As such, our current expectations will be dynamic and we fully expect to provide additional guidance throughout the year, as we gain clarity.”

Safe Harbor Statement: This press release contains forward-looking statements regarding the Company’s outlook for the first quarter 2021. These forward-looking statements are covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of

2701 SPRUCE STREET • QUINCY, ILLINOIS 62301 • (217) 228-6011

1995. The words “believe,” “expect,” “anticipate,” “plan,” “would,” “could,” “potential,” “may,” “will,” and other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, these assumptions are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond Titan International, Inc.'s control. As a result, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect, and actual results may vary materially from those indicated or anticipated by such statements. The inclusion of such statements should not be regarded as a representation of such plans, estimates or expectations will be achieved. The matters discussed in these forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results and trends to differ materially from those made, projected, or implied in or by the forward-looking statements depending on a variety of uncertainties or other factors including, but not limited to, the continued effect of the COVID-19 pandemic on our operations and financial performance; changes in the Company’s end-user markets into which the Company sells its products as a result of domestic and world economic or regulatory influences or otherwise; changes in the marketplace, including new products and pricing changes by the Company’s competitors; the Company's ability to maintain satisfactory labor relations; unfavorable outcomes of legal proceedings; the Company's ability to comply with current or future regulations applicable to the Company's business and the industry in which it competes or any actions taken or orders issued by regulatory authorities; availability and price of raw materials; levels of operating efficiencies; the effects of the Company's indebtedness and its compliance with the terms thereof; changes in the interest rate environment and their effects on the Company's outstanding indebtedness; unfavorable product liability and warranty claims; actions of domestic and foreign governments, including the imposition of additional tariffs; geopolitical and economic uncertainties relating to the countries in which the Company operates or does business; risks associated with acquisitions, including difficulty in integrating operations and personnel, disruption of ongoing business, and increased expenses; results of investments; the effects of potential processes to explore various strategic transactions, including potential dispositions; fluctuations in currency translations; risks associated with environmental laws and regulations; risks relating to our manufacturing facilities, including that any of our material facilities may become inoperable; risks relating to financial reporting, internal controls, tax accounting, and information systems; and the other risks and factors detailed in the Company’s periodic reports filed with the Securities and Exchange Commission, including the disclosures under "Risk Factors" in those reports. These forward-looking statements are made only as of the date hereof. The Company cautions that any forward-looking statements included in this press release are subject to a number of risks and uncertainties, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events, or for any other reason, except as required by law.

We are unable, without unreasonable efforts, to provide a reconciliation to GAAP income from our non-GAAP EBITDA outlook due to the level of unpredictability and uncertainty associated with the items comprising EBITDA. For these same reasons, we are unable to assess the probable significance of these excluded items.

About Titan: Titan International, Inc. (NYSE: TWI) is a leading global manufacturer of off-highway wheels, tires, assemblies, and undercarriage products. Headquartered in Illinois, the company globally produces a broad range of products to meet the specifications of original equipment manufacturers

2701 SPRUCE STREET • QUINCY, ILLINOIS 62301 • (217) 228-6011

(OEMs) and aftermarket customers in the agricultural, earthmoving/construction, and consumer markets. For more information, visit www.titan-intl.com.

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2701 SPRUCE STREET • QUINCY, ILLINOIS 62301 • (217) 228-6011